UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2008

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 23, 2008, the board of directors of 3PAR Inc. (“3PAR”) approved the transfer of the listing of its common stock to the New York Stock Exchange (the “NYSE”) from the NYSE Arca.

3PAR’s board of directors authorized its management to file an application to list its common stock on the NYSE under the symbol “PAR.” Subject to approval by the NYSE of 3PAR’s listing application, 3PAR expects that its common stock will begin trading on the NYSE on or about December 11, 2008.

3PAR’s board of directors also authorized its management to inform NYSE Arca that 3PAR intends to transfer its listing to the NYSE, and that 3PAR plans to request that NYSE Arca cease the trading of its common stock effective at the closing of the market on or about December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2008

3PAR INC.

By:	/S/ ADRIEL G. LARES
Adriel G. Lares Vice President of Finance and Chief Financial Officer